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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 21, 2005 (March 15, 2005)

SigmaTel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 South MoPac Expressway Suite 100 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01 Entry into a Material Definitive Agreement

At its March 15, 2005 meeting, our Compensation Committee approved the base salaries and performance based bonus opportunities for the period beginning April 1, 2005 and ending March 31, 2006 for SigmaTel's named executive officers listed in SigmaTel's proxy statement filed with the Securities and Exchange Commission on March 4, 2005. The Compensation Committee approved the amounts set forth on the table below based on a review of SigmaTel's performance and competitive market data:

Executive	Apr. 1 2005 to March 31, 2006 Annual Base Salary	Apr. 1 2005 to March 31, 2006 Annual Bonus Opportunity
Ronald P. Edgerton	$400,000.00	$340,000.00
Alan D. Green	$226,840.00	$90,736.00
Michael R. Wodopian	$261,850.00	$130,925.00
Ross A. Goolsby	$235,207.00	$117,603.50
Stephan L. Beatty	$233,893.00	$105,251.85

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2005

SIGMATEL, INC.

By: /S/Ross A. Goolsby

Ross A. Goolsby

Vice President of Finance,

Chief Financial Officer and Secretary